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                                                                    Exhibit 12.1

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF
EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS (MILLIONS OF DOLLARS)

                                                                                   YEARS ENDED DECEMBER 31,
                                                                                   ------------------------
                                                                  2002           2001*         2000*       1999*          1998*
                                                                  ----           -----         -----       -----          -----
EARNINGS:

Income (loss) before taxes, minority interests,
  equity in net earnings (losses) of
  affiliated companies, extraordinary item and
  cumulative effect of accounting change                         (393.7)        (246.6)         84.9     $ (472.7)      $  329.9

Amortization of previously capitalized interest expense             7.1            7.8           7.5          7.6            8.0
                                                               --------       --------      --------     --------       --------
  Earnings (loss) before fixed charges                           (386.6)        (238.8)         92.4       (465.1)         337.9

Gross fixed charges                                            $  194.1       $  235.0      $  226.0     $  126.2       $  101.0

Less interest capitalized                                            --           (1.6)         (4.5)        (0.2)          (1.9)
                                                               --------       --------      --------     --------       --------
  Earnings (loss)                                              $ (192.5)      $   (5.4)     $  313.9     $ (339.1)      $  437.0
                                                               ========       ========      ========     ========       ========
FIXED CHARGES:
Interest expense
  Expensed                                                        161.8          215.7         209.6        116.8           90.6
  Capitalized                                                        --            1.6           4.5          0.2            1.9
                                                               --------       --------      --------     --------       --------
                                                                  161.8          217.3         214.1        117.0           92.5

Amortization of debt expenses, premiums and discounts              25.2           10.2           2.2          3.4            3.9
Portion of rental expense representative of interest factor         7.1            7.5           9.7          5.8            4.6
                                                               --------       --------      --------     --------       --------
  Total fixed charges                                             194.1          235.0         226.0        126.2          101.0

Preferred stock dividends                                           9.1            N/A           N/A          N/A            N/A
                                                               --------       --------      --------     --------       --------
Combined fixed charges and preferred stock dividend
  requirements                                                 $  203.2       $  235.0      $  226.0     $  126.2       $  101.0
                                                               ========       ========      ========     ========       ========

RATIO OF EARNINGS TO FIXED CHARGES                                   -- (A)         -- (C)       1.4           -- (D)        4.3
                                                               ========       ========      ========     ========       ========
RATIO OF EARNINGS TO COMBINED FIXED
  CHARGES AND PREFERRED STOCK DIVIDEND
  REQUIREMENTS                                                       -- (B)        N/A           N/A          N/A            N/A
                                                               ========       ========      ========     ========       ========

SUPPLEMENTAL INFORMATION TO INCORPORATE THE
  EFFECT OF SPECIAL ITEMS AND PROVISIONS, NET:

EARNINGS:

Income (loss) before taxes, minority interests,
  equity in net earnings (losses) of
  affiliated companies, extraordinary item and
  cumulative effect of accounting change                       $ (393.7)      $ (246.6)     $   84.9     $ (472.7)      $  329.9

Special items and provisions, net (E)                             236.4          (40.6)         51.8        455.4         (190.9)

Amortization of previously capitalized interest expense             7.1            7.8           7.5          7.6            8.0
                                                               --------       --------      --------     --------       --------
  Earnings (loss) before fixed charges                           (150.2)        (279.4)        144.2         (9.7)         147.0

Gross fixed charges                                               194.1          235.0         226.0        126.2          101.0

Less interest capitalized                                            --           (1.6)         (4.5)        (0.2)          (1.9)

                                                                                   YEARS ENDED DECEMBER 31,
                                                                                   ------------------------
                                                                  2002           2001*         2000*       1999*          1998*
                                                                  ----           -----         -----       -----          -----
  Earnings (loss)                                              $   43.9       $  (46.0)     $  365.7     $  116.3       $  246.1
                                                               ========       ========      ========     ========       ========
FIXED CHARGES:
Interest expense
  Expensed                                                        161.8          215.7         209.6        116.8           90.6
  Capitalized                                                        --            1.6           4.5          0.2            1.9
                                                               --------       --------      --------     --------       --------
                                                                  161.8          217.3         214.1        117.0           92.5

Amortization of debt expenses, premiums and discounts              25.2           10.2           2.2          3.4            3.9
Portion of rental expense representative of interest factor         7.1            7.5           9.7          5.8            4.6
                                                               --------       --------      --------     --------       --------
  Total fixed charges                                             194.1          235.0         226.0        126.2          101.0

Preferred stock dividends                                           9.1            N/A           N/A          N/A            N/A
                                                               --------       --------      --------     --------       --------
Combined fixed charges and preferred stock dividend
  requirements                                                 $  203.2       $  235.0      $  226.0     $  126.2       $  101.0
                                                               ========       ========      ========     ========       ========
RATIO OF EARNINGS TO FIXED CHARGES BEFORE
  SPECIAL ITEMS                                                     0.2             -- (F)       1.6          0.9            2.4
                                                               ========       ========      ========     ========       ========
RATIO OF EARNINGS TO COMBINED FIXED
  CHARGES AND PREFERRED STOCK DIVIDEND
  REQUIREMENTS BEFORE SPECIAL ITEMS                                 0.2            N/A           N/A          N/A            N/A
                                                               ========       ========      ========     ========       ========

    * The Company restated its previously reported consolidated financial statements to reflect certain adjustments as discussed in our Annual Report on Form 10-K for 2002.

(A) Due to the loss recorded in 2002, the ratio coverage was less than 1:1. Phelps Dodge would have needed to generate additional earnings of $386.6 million to achieve a coverage of 1:1 in 2002.

(B) Due to the loss recorded in 2002, the ratio coverage was less than 1:1. Phelps Dodge would have needed to generate additional earnings of $395.7 million to achieve a coverage of 1:1 in 2002.

(C) Due to the loss recorded in 2001, the ratio coverage was less than 1:1. Phelps Dodge would have needed to generate additional earnings of $240.4 million to achieve a coverage of 1:1 in 2001.

(D) Due to the loss recorded in 1999, the ratio coverage was less than 1:1. Phelps Dodge would have needed to generate additional earnings of $465.3 million to achieve a coverage of 1:1 in 1999.

(E) As previously reported in the consolidated financial statements of the Company for the corresponding period.